UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2013

NEW MEDIA INSIGHT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54718	27-2235001
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

28202 N. 58th Street, Cave Creek, AZ	85331
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 275-2294

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws

Item 7.01          Regulation FD Disclosure

In accordance with board approval, our company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 17 new for one (1) old basis, such that our authorized capital will be increased from 100,000,000 to 1,700,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be increased from 3,437,500 to 58,437,500 common shares, all with a par value of $0.001.

The forward stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on April 19, 2013 under the symbol "NMEDD". The "D" will be placed on our company’s ticker symbol for 20 business days. After 20 business days, our symbol will revert back to its original symbol "NMED". Our company’s new CUSIP number is 64704U 207.

Item 9.01          Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on April 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INSIGHT GROUP, INC.

/s/ Michael Palethorpe
Michael Palethorpe
President and Director

Date: April 19, 2013